Exhibit 10r-2

          AMENDMENT NO. 2 TO SUMMARY OF DIRECTOR AND EXECUTIVE OFFICER
                                 COMPENSATION.

                              As of August 10, 2005

Sections I and III of Summary of Director and Executive Officer Compensation are hereby amended and restated in their entirety:

I. DIRECTOR COMPENSATION. The following table sets forth current rates of compensation for non-employee directors.


Annual Retainer
---------------
Audit Committee Chairperson*                                 $30,000
Compensation and Organization Committee Chairperson          $30,000
Lead Director*                                               $30,000
Each Other Non-Employee Director                             $25,000

* Robert G. Paul, who is Chairperson of the Audit Committee as well as Lead Director, on an annualized basis, receives an annual retainer of $35,000 ($25,000 as a Non-Employee Director, an additional $5,000 as Chairperson of the Audit Committee, and an additional $5,000 as Lead Director).

Board Meeting Attendance Fees
-----------------------------
Non-Employee Directors                                       $1,260

Committee Meeting Attendance Fees
---------------------------------
Committee Chairpersons                                       $1,500
Committee Members                                            $1,000

Telephone Meetings                                  50% of the fee entitled
                                                    had the meeting been held in
                                                    person

Under the 2005 Equity Compensation Plan, the annual retainer for non-employee directors is paid semi-annually in shares of Rogers capital stock, with the number of shares of stock granted based on their then fair market value (pro-rated to reflect directors joining the Board after the beginning of the year, as in the case of Charles M. Brennan III, who joined the Board in June
2005). Stock options are also granted to each non-employee director twice a year. Currently, such semi-annual stock option grants are for 2,250 shares (also pro-rated, as in the case of Mr. Brennan) each with an exercise price equal to the fair market value of a share of Rogers capital stock as of the date of grant. Such options are immediately exercisable and expire ten years from the date of grant.


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On a yearly basis, non-employee directors can choose whether to receive their meeting fees in cash, stock or a combination thereof. In addition, under Rogers Voluntary Deferred Compensation Plan for Non-Employee Directors, such individuals may elect to defer all or a portion of their annual retainer and meeting fees, regardless of whether such amounts would have been paid in cash or in Rogers capital stock.

For 2005, certain of Rogers' non-employee directors made the following elections:

   Eileen S. Kraus: Receive meeting fees in Rogers stock on a current basis. Gregory B. Howey: Receive meeting fees in Rogers stock, but defer receipt. William E. Mitchell: Defer receipt of Rogers stock for the annual retainer. Robert G. Paul: Defer receipt of Rogers stock for the annual retainer.

Rogers' other non-employee directors, Leonard M. Baker, Walter E. Boomer, Edward
L. Diefenthal, Leonard R. Jaskol and Charles M. Brennan, III, by not making any special election, will receive Rogers stock for the annual retainer on a current basis (as will Ms. Kraus and Mr. Howey) and will receive their meeting fees in cash on a current basis (as will Mr. Mitchell and Mr. Paul).


III. EXECUTIVE OFFICER STOCK OPTION GRANTS. Executive officers of the Company are eligible to receive option grants each year, based on the individual's level in the organization, the same performance criteria used to determine salary adjustments, the number of shares granted in prior years and the total number of shares available for grants. These criteria are not weighted. Options generally have an exercise price equal to at least the fair market value of the Rogers stock as of the date of grant. Regular options generally have a ten-year life and generally vest in one-third increments on the second, third and fourth anniversary dates of the grant. Options granted to employees in 2005 had a special vesting schedule and selling restriction. All such 2005 options were immediately vested upon grant, but any options exercised during the first four years after the grant date cannot be sold while the individual is still actively employed by Rogers. Termination of employment because of retirement, or for other reasons, may shorten the vesting schedule and expiration date.

    Option grants made to current executive officers in 2005 are as shown in the following table:

         Executive Officer                                   Option Grants (1)
         -----------------                                   -----------------
                                                             (in shares)

         Robert D. Wachob                                    40,000
         President and Chief Executive Officer

         Robert C. Daigle                                    17,000
         Vice President, R&D
         Chief Technology Officer

         John A. Richie                                      17,000
         Vice President, Human Resources

         Robert M. Soffer                                    12,000
         Vice President, Treasurer and Secretary

         Paul B. Middleton                                   12,000
         Acting Chief Financial Officer and
         Corporate Controller

(1)The exercise price of all options was $34.83/share.

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